Filed Pursuant to Rule 424(b)(5)
Registration No. 333-262461
PROSPECTUS SUPPLEMENT
(to the Prospectus dated February 9, 2022)

Up to $30,000,000 and 2,040,755 Shares of Common Stock

This prospectus supplement relates to the issuance and sale of shares of our common stock, par value $0.0001 per share, that we may sell to Lincoln Park Capital Fund, LLC ("Lincoln Park"), from time to time pursuant to a purchase agreement, dated August 22, 2023 (the "Purchase Agreement"), that we have entered into with Lincoln Park. We have also agreed, pursuant to the Purchase Agreement, to issue to Lincoln Park shares of our common stock representing (i) 1.5% of the Commitment Amount on August 22, 2023, and (ii) 0.75% of the Commitment Amount pro rata only as the Commitment Amount is funded.

The shares of our common stock to which this prospectus supplement relates include:

•up to $30,000,000 (the "Commitment Amount") of shares of our common stock (the “Purchase Shares”) that we may, in our sole discretion, sell to Lincoln Park from time to time over a 24-month period commencing on the date of this prospectus supplement, pursuant to and in accordance with the Purchase Agreement;

•1,360,503 shares of our common stock that we are issuing to Lincoln Park on the date of this prospectus supplement as an initial fee for its commitment to purchase shares of our common stock at our direction from time to time under the Purchase Agreement (the “Initial Commitment Shares”); and

•up to 680,252 additional shares of our common stock that we will issue to Lincoln Park pro rata only as the Commitment Amount is funded, if and when we determine, in our sole discretion, to sell such Purchase Shares to Lincoln Park under the Purchase Agreement from time to time from and after the date of this prospectus supplement (the “Additional Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”).

This prospectus supplement also covers the resale of these shares by Lincoln Park to the public. See "Lincoln Park Transaction" beginning on page S-14 for a description of the Purchase Agreement and additional information regarding Lincoln Park. Lincoln Park is an "underwriter" within the meaning of Section 2(a)(11) off the Securities Act of 1933, as amended (the "Securities Act").

The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in registering the shares of our common stock, including legal and accounting fees. See “Plan of Distribution” beginning on page S-14 for additional information.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” The last reported sales price of our common stock on the Nasdaq Capital Market on August 22, 2023 was $0.325 per share.

Investing in our common stock involves a high degree of risk. See the section entitled “Supplemental Risk Factors” beginning on page S-8 of this prospectus supplement, as well as those in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 22, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this "shelf" registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offing price of up to $200,000,000. The accompanying prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may add, update or change information contained in the accompanying prospectus. This prospectus supplement relates to the offering of up to $30,000,000 shares of our common stock that we may sell to Lincoln Park, from time to time at our sole discretion over the next 24 months in accordance with the Purchase Agreement.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. Neither we nor Lincoln Park have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and Lincoln Park does not, take responsibility for, and can provide no assurances as to, the reliability of any information that others provide you. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus as well as additional information incorporated by reference herein and described under "Incorporation of Certain Information by Reference" and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our common stock.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The Phunware design logo and the Phunware mark appearing in this prospectus supplement and the accompanying prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this or any future prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” the “Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Cautionary Note Regarding Forward-Looking Statements” and "Supplemental Risk Factors”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus or incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus are based upon our current expectations and beliefs concerning future developments and their potential effects upon us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our common stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents we file from time to time with the SEC.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

PROSPECTUS SUMMARY

Overview

We offer a fully integrated software platform for mobile that provides companies the services, products, and solutions necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. We believe it is critical for brands to establish a strong identity on mobile, especially on devices and platforms specific to the Apple iOS and Google Android operating systems and ecosystems. Phunware helps brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the consumer journey and improve brand interactions. Our location-based software-as-a-service platform provides the entire mobile lifecycle of applications through one procurement relationship.

Our platform allows for the licensing and creation of category-defining mobile experiences for brands and their application users worldwide. Since our founding in 2009, we have amassed a database of proprietary Phunware IDs. Phunware IDs are unique identifiers assigned to a mobile device when it becomes first visible across our network of mobile application portfolios. We measure and accumulate Phunware IDs through queries that count unique devices that access our mobile application portfolio across our network of mobile applications that we have developed and/or support.

In October 2021, we acquired Lyte Technology, Inc. ("Lyte"), a provider of high-performance computer systems to individual consumers.
Founded in 2009, we are incorporated in the state of Delaware and headquartered in Austin, Texas.

Business Model

Our business model includes a combination of service, subscription and media transaction offerings that enable customers to engage, manage and monetize their mobile application portfolios throughout the mobile application lifecycle, which occurs in four phases:

•Strategize — We help brands define the application experience and determine the operating systems, feature sets and use cases they want their mobile application to support.
•Create — We help brands build, buy or lease their application portfolio.
•Launch — We help brands launch their applications and build their mobile audience.
•Engage, Monetize and Optimize — We help brands activate, monetize and optimize their mobile application portfolios.

Our product and service offerings include cloud-based recurring software license subscriptions, with terms ranging from one to three years, application development and support services, and application transaction-based media. Although a majority of our product and service offerings have been sold utilizing an internal sales team, we have also sold and continue to sell our product and service offerings through various sales partners. Through our subsidiary, Lyte, we market and sell custom and pre-packaged computer systems.

We envision a future in which consumers own, control and are rewarded for the use of their personal data and information. In 2019, we launched a dual token structure in conjunction with the commencement of the offering PhunToken. In 2018, we began offering rights to future issuances of PhunCoin. The dual-token economy both empowers consumers and re-imagines how brands engage with audiences by creating a blockchain-enabled data exchange that recognizes the value of data and consumer engagement. PhunCoin is intended to be the “Value of Data” that empowers consumers to take control of and be compensated for their data. PhunToken is intended to act as the “Value of Engagement” that empowers consumers to monetize their digital activity and the data they share with brands.

We plan to continue to pursue a direct to consumer selling strategy, while also investing in sales partner relationships. In 2022, we began offering Lyte computer systems to customers in Canada. We may continue to expand our consumer base by entering into additional international markets.

Our Products and Services

Our mobile software subscriptions and services, application transaction solutions and hardware product offerings include the following:

•Cloud-based mobile software licenses in Software Development Kits (“SDKs”) form utilized inside mobile applications for the following:
•Analytics (SDK that provides data related to application use and engagement),
•Content Management (SDK that allows application admins to create and manage app content in a cloud-based portal),
•Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app),
•Marketing Automation (SDK that enables location-triggered messages and workflow);
•Advertising (SDK that enables in-app audience monetization); and
•Location-Based Services (module that include Mapping, Navigation, Way finding, Workflow, Asset Management and Policy Enforcement);
•Integration of our SDK licenses into existing applications maintained by our customers, as well as custom application development and support services.

•Cloud-based vertical solutions, which are off-the-shelf, iOS- and Android-based mobile application portfolios, solutions and services that address: the patient experience for healthcare, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate, the luxury guest experience for hospitality, the student experience for education and the generic user experience for all other verticals and applications

•Application transactions, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization; and

•Pre-packaged and custom high-end personal computer systems for gaming, streaming and cryptocurrency mining enthusiasts.

    For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see "Incorporation of Certain Information by Reference" and "Where You Can Find More Information.”

Corporate Information

Our website address is https://phunware.com. The information contained in or accessible from our website is not incorporated into this prospectus supplement, and you should not consider it part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. The mailing address and telephone number of the Company are:

Phunware Inc.
1002 West Avenue
Austin, Texas 78701
(512) 693-4199

THE OFFERING

Common stock offered by us
Up to $30,000,000 of shares of our common stock that we may sell to Lincoln Park, from time to time at our sole discretion over the next 24 months in accordance with the Purchase Agreement.

1,360,503 shares of our common stock that we are issuing as Initial Commitment Shares to Lincoln Park on the date of this prospectus supplement in consideration for Lincoln Park’s commitment to purchase shares of our common stock at our direction under the Purchase Agreement, from time to time during the term of the Purchase Agreement. We will not receive any cash proceeds for our issuance of the Initial Commitment Shares to Lincoln Park pursuant to the Purchase Agreement.

Up to 680,252 additional shares of our common stock that we will issue to Lincoln Park as Additional Commitment Shares pro rata only as the Commitment Amount is funded, if and when we determine, in our sole discretion, to sell such Purchase Shares to Lincoln Park under the Purchase Agreement. We will not receive any cash proceeds for our issuance of the Additional Commitment Shares, if any, to Lincoln Park pursuant to the Purchase Agreement.

Common stock to be outstanding immediately after this offering (1)
214,032,104 shares of common stock, based upon 121,291,143 shares of common stock outstanding on August 21, 2023, and assuming, (i) the sale of 90,700,206 shares of our common stock at a price of $0.3308 per share, which is the average official closing price of the Company’s common stock on Nasdaq for the five consecutive trading days ending on the date prior to the Purchase Agreement, and (ii) the issuance of an aggregate of 2,040,755 shares as Commitment Shares based on the foregoing sales.

The actual number of shares issued will vary depending on the sales prices under this offering, but will not be greater than 24,246,099 shares (including Purchase Shares and Commitment Shares), representing 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement (the “Exchange Cap”), unless, in accordance with the rules of The Nasdaq Stock Market LLC, we obtain stockholder approval of the issuance of shares of our common stock under the Purchase Agreement in excess of the Exchange Cap, or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement is equal to or greater than the Base Price, as defined in the Purchase Agreement, such that the Exchange Cap will not apply under applicable Nasdaq listing rules to limit issuances and sales of common stock to Lincoln Park pursuant to the Purchase Agreement. The Purchase Agreement also provides that Lincoln Park will not purchase or acquire any shares of common stock under the Purchase Agreement which, when aggregated with all other shares of common stock beneficially owned by Lincoln Park to beneficially own more than 4.99% of our outstanding shares of common stock (the “Beneficial Ownership Cap”), which Lincoln Park may, in its sole discretion, increase to up to 9.99% of our outstanding shares of common stock by delivering written notice thereof to us, which shall not be effective until the 61st day after such written notice is delivered to us.

Use of proceeds
We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including expansion and growth of our sales and marketing functions, funding of our ongoing research and development and product initiatives or to fund strategic opportunities that may present themselves from time to time. See "Use of Proceeds."

Nasdaq Capital Market ticker symbol	“PHUN”
Risk Factors
An investment in our company involves a high degree of risk. See "Supplemental Risk Factors" beginning on page S-8 of this prospectus supplement and the other information in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion on the factors you should consider before making an investment decision.

(1) The number of shares of common stock to be outstanding after this offering is based on 121,291,143 shares of our common stock outstanding as of August 21, 2023, which excludes the following as of such date:

•778,460 shares of common stock reserved for issuance upon the exercise of outstanding options granted under our 2009 Equity Incentive Plan with a weighted average exercise price of $0.83 per share;
•125,000 shares of common stock reserved for issuance upon the exercise of outstanding options granted under our 2018 Equity Incentive Plan with a weighted average exercise price of $1.14 per share;
•4,083,249 shares of common stock issuable upon vesting of outstanding restricted stock units granted under our various equity incentive plans;
•7,462,068 additional shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan;
•1,621,717 shares of common stock reserved for issuance under our 2018 Employee Stock Purchase Plan; and
•3,443,844 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $11.50 per share.

SUPPLEMENTAL RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as modified by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC. In addition, you should carefully consider the supplemental risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our securities offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On August 22, 2023, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $30,000,000 of our common stock. Upon the execution of the Purchase Agreement, taking place on the date of this prospectus supplement, we are issuing 1,360,503 Initial Commitment Shares to Lincoln Park on August 22, 2023. We may also issue up to 680,252 additional shares of our common stock to Lincoln Park as Additional Commitment Shares pro rata only as the Commitment Amount is funded, if and when we determine, in our sole discretion, to sell such Purchase Shares to Lincoln Park under the Purchase Agreement. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, is effective. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our common stock to Lincoln Park. Sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock.

Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

A substantial number of shares of common stock may be sold in the market as a result of this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market as a result of this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock offered hereby will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

We may not be able to access sufficient funds under the Purchase Agreement when needed.

Our ability to sell shares to Lincoln Park and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to Lincoln Park at any one time, and a limitation on our ability to sell shares to Lincoln Park to the extent that it would cause Lincoln Park to beneficially own more than 24,246,099 shares in total under the Purchase Agreement, which is equal to 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement, unless we obtain stockholder approval or the average price of such sales is equal to or greater than the Base Price, as defined in the Purchase Agreement. In addition, the Purchase Agreement also provides that Lincoln Park will not purchase or acquire any shares of common stock under the Purchase Agreement which, when aggregated with all other shares of common stock beneficially owned by Lincoln Park and its affiliates would result in the beneficial ownership of Lincoln Park and its affiliates of more than the Beneficial Ownership Cap of 4.99% of our outstanding shares of common stock, which Lincoln Park may, in its sole discretion, increase to up to 9.99% of our outstanding shares of common stock by delivering written notice thereof to us, which shall not be effective until the 61st day after such written notice is delivered to us. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock currently registered.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct Lincoln Park to purchase up to $30,000,000 worth of shares of our common stock under our Purchase Agreement over a 24-month period, in amounts of up to between 250,000 and 650,000 shares of our common stock depending on market prices, subject to a maximum limit of $1,000,000 per regular purchase, on any single business day, though parties may mutually agree to increase the amount of purchase on any given day.

Our ability to sell shares to Lincoln Park and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to Lincoln Park at any one time, and a limitation on our ability to sell shares to Lincoln Park to the extent that it would cause Lincoln Park to beneficially own more than 4.99% of our outstanding shares of common stock (the “Beneficial Ownership Cap”), which Lincoln Park may, in its sole discretion, increase to up to 9.99% of our outstanding shares of common stock by delivering written notice thereof to us, which shall not be effective until the 61st day after such written notice is delivered to us. Additionally, we are prohibited under applicable Nasdaq listing rules from issuing to Lincoln Park more than 24,246,099 shares of common stock under the Purchase Agreement (including Purchase Shares and Commitment Shares), such maximum number of shares representing 19.99% of the outstanding shares of our common stock immediately prior to the execution of the Purchase Agreement (such maximum share issuance limitation subject to certain reductions and pro rata adjustments as set forth in the Purchase Agreement, the “Exchange Cap”), unless (i) we first obtain stockholder approval in accordance with applicable Nasdaq listing rules to issue shares in excess of the Exchange Cap to Lincoln Park under the Purchase Agreement or (ii) the average price paid by Lincoln Park for all shares of common stock issued by us under the Purchase Agreement is equal to or greater than the Base Price, as defined in the Purchase Agreement, such that the Exchange Cap will not apply under applicable Nasdaq listing rules to limit issuances and sales of our common stock to Lincoln Park pursuant to the Purchase Agreement. Therefore, we may not in the future have access to the full amount available to us under the Purchase Agreement, depending on the price of our common stock. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock currently registered.

The extent to which we rely on Lincoln Park as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our future plan and working capital needs. Even if we sell all $30,000,000 of common stock under the Purchase Agreement to Lincoln Park, we may still need additional capital to finance our future plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Should the financing we require to sustain our future plan and our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition and prospects.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock from the sales of shares of our common stock issued under the Purchase Agreement.

The sale of our common stock to Lincoln Park pursuant to the Purchase Agreement may have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to Lincoln Park, the more shares of our common stock we will have to issue to Lincoln Park pursuant to the Purchase Agreement and our existing stockholders will experience greater dilution. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of stock options, unvested restricted stock units and warrants outstanding. To the extent that outstanding stock options, restricted stock units, or warrants have been or may be exercised or other shares issued, you may experience further dilution.

Furthermore, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those existing holders of our common stock.

The price of our common stock may fluctuate significantly.

The market price of our common stock has fluctuated, and may continue to fluctuate significantly in response to many factors, some of which may be beyond our control, including:

•actual or anticipated variations in our operating results;
•changes in our cash flows from operations or earnings;
•additional additions or departures of key management personnel;
•actions by significant stockholders;
•market rumors;
•comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;
•speculation in the press or investment community;
•the passage of legislation or other regulatory developments that adversely affect us or our industry;
•the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement or the accompanying prospectus;
•general market and economic conditions;
•spoofing of our common stock; and
•the effect of a potential "short squeeze" due to a sudden increase in demand for our common stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our common stock will not fall in the future.

Management has broad discretion over the use of the proceeds from this offering. We may use the proceeds of this offering in ways that do not improve our operating results or the market value of our common stock.

We will have broad discretion in determining the specific uses of the remaining net proceeds from the sale of the common stock pursuant to this offering. Our allocations may change in response to a variety of unanticipated events, such as differences between our expected and actual revenues from operations, unexpected expenses or expense overruns or unanticipated opportunities requiring cash expenditures. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

USE OF PROCEEDS

We may receive up to $30,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus supplement. We estimate that the net proceeds to us from the sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will be up to $29.9 million up to an approximate 24-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement, and after other estimated fees and expenses. We will not receive any cash proceeds from our issuance of the Commitment Shares to Lincoln Park pursuant to the Purchase Agreement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.

We presently intend to use the net proceeds from any sales of common stock pursuant to the Purchase Agreement for working capital and general corporate purposes, including expansion and growth of our sales and marketing functions, funding of our research and development and product initiatives or to fund strategic opportunities that may present themselves from time to time.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DILUTION

The sale of our common stock to Lincoln Park pursuant to the Purchase Agreement may have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to Lincoln Park, the more shares of our common stock we will have to issue to Lincoln Park pursuant to the Purchase Agreement and our existing stockholders will experience greater dilution.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of our common stock as of June 30, 2023 was approximately $(14,238,000), or $(0.13) per share, based on 107,058,624 shares of common stock outstanding at June 30, 2023.

After giving effect to assumed sale by us of 92,307,692 shares of our common stock to Lincoln Park pursuant to the Purchase Agreement at an assume average sale price of $0.325 per share (the last reported sale price of our common stock on the Nasdaq Capital Market on August 22, 2023), and the issuance of 2,040,755 shares of common stock as Commitment Shares and without giving effect to the Exchange Cap under the Purchase Agreement, and after deducting estimated aggregate offering expenses payable by us and the fair value of the Commitment Shares, our pro forma adjusted net tangible book value as of June 30, 2023 would have been approximately $4,876,000, or $0.02 per share of common stock. This represents an immediate increase in net tangible book value of $0.15 per share to existing stockholders and immediate dilution in net tangible book value of $0.17 per share to Lincoln Park.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$0.33
Historical net tangible book value per share as of June 30, 2023	$(0.13)
Increase in net tangible book value per share attributable to this offering	$0.02
As adjusted net tangible book value per share after this offering		$0.15
Dilution per share to new investors		$0.17

The above discussion and table are based on 107,058,624 shares of our common stock outstanding as of June 30, 2023, which excludes as of such date:

•779,531 shares of common stock reserved for issuance upon the exercise of outstanding options granted under our 2009 Equity Incentive Plan with a weighted average exercise price of $0.82 per share;
•125,000 shares of common stock reserved for issuance upon the exercise of outstanding options granted under our 2018 Equity Incentive Plan with a weighted average exercise price of $1.08 per share;
•4,843,881 shares of common stock issuable upon vesting of outstanding restricted stock units granted;
•7,178,608 additional shares of common stock reserved for future issuance under our 2018 Equity Incentive Plan;
•1,528,745 shares of common stock reserved for issuance under our 2018 Employee Stock Purchase Plan; and
•6,255,159 shares of common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $6.97 per share.

In addition, the above discussion and table do not include shares of our common stock that remained available for sale as of June 30, 2023, under an At Market Issuance Sales Agreement with H.C. Wainwright or shares that may be convertible pursuant to limited conversion rights under our amended promissory note with Streeterville Capital, LLC.

To the extent that options or warrants outstanding as of June 30, 2023 have been or are exercised, restricted stock units vest or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

LINCOLN PARK TRANSACTION

General

On August 22, 2023, we entered into the Purchase Agreement with Lincoln Park. In connection with the Purchase Agreement, on August 22, 2023, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus supplement and the accompanying prospectus. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $30,000,000 of our common stock (subject to certain limitations) from time to time during the 24-month term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC this prospectus supplement regarding the sale under the Securities Act of the shares issuable to Lincoln Park under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, on the date of this prospectus supplement, we are issuing 1,360,503 Initial Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. We also agreed to issue up to 680,252 additional shares of our common stock to Lincoln Park as Additional Commitment Shares pro rata only as the Commitment Amount is funded, if and when we determine, in our sole discretion, to sell such Purchase Shares to Lincoln Park under the Purchase Agreement. We will not receive any cash proceeds for our issuance of the Initial Commitment Shares and, as applicable, the Additional Commitment Shares to Lincoln Park pursuant to the Purchase Agreement.

We may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at purchase prices per share as computed in accordance with the terms as set forth in the Purchase Agreement. We will control the timing and amount of any sales of our common stock to Lincoln Park, and Lincoln Park has no right to require us to sell any shares to it under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

Under applicable Nasdaq listing rules, we are prohibited from issuing to Lincoln Park more than the Exchange Cap of 24,246,099 shares of common stock under the Purchase Agreement (including Purchase Shares and Commitment Shares), representing 19.99% of the outstanding shares of our common stock immediately prior to the execution of the Purchase Agreement (subject to certain reductions and pro rata adjustments as set forth in the Purchase Agreement), unless (i) we first obtain stockholder approval in accordance with applicable Nasdaq listing rules to issue shares in excess of the Exchange Cap to Lincoln Park under the Purchase Agreement or (ii) the average price paid by Lincoln Park for all shares of common stock issued by us under the Purchase Agreement is equal to or greater than the Base Price, as defined in the Purchase Agreement, such that the Exchange Cap will not apply under applicable Nasdaq listing rules to limit issuances and sales of our common stock to Lincoln Park pursuant to the Purchase Agreement. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq listing rules.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares of our common stock, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Lincoln Park having beneficial ownership of shares of our common stock in excess of the 4.99% Beneficial Ownership Cap, which Beneficial Ownership Cap Lincoln Park may, in its sole discretion, increase to up to 9.99% of our outstanding shares of common stock by delivering written notice thereof to us, which shall not be effective until the 61st day after such written notice is delivered to us.

Purchase of Shares under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, we may, from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, on any business day selected by us, direct

Lincoln Park to purchase up to 250,000 shares of our common stock subject to adjustment as set forth below, on such business day (or the purchase date), which we refer to as a Regular Purchase, provided, however, that (i) a Regular Purchase may be increased to up to 350,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.20 on the applicable purchase date; (ii) a Regular Purchase may be increased to up to 450,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.30 on the applicable purchase date; (iii) a Regular Purchase may be increased to up to 550,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.50 on the applicable purchase date; and (iv) a Regular Purchase may be increased to up to 650,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.75 on the applicable purchase date. Lincoln Park’s committed obligation under any single regular purchase, subject to certain exceptions, cannot exceed $1,000,000. We may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day, so long as the closing sale price of our common stock on such business day is not less than the floor price of $0.10 per share. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

•	the lowest sale price for our common stock on Nasdaq on the purchase date of such shares; and
•	the arithmetic average of the three (3) lowest closing sale prices for our common stock on Nasdaq during the ten (10) consecutive business days prior to the purchase date of such shares.

Accelerated Purchases

We may also direct Lincoln Park, on any business day on which we have submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:

•	300% of the number of shares purchased pursuant to such Regular Purchase; or
•	30% of the aggregate shares of our common stock traded on Nasdaq during the period on the trading day immediately following the purchase date for such Regular Purchase (the “Accelerated Purchase Date”), beginning at the commencement of regular trading on Nasdaq (or such later time on such Accelerated Purchase Date as mutually agreed by us and Lincoln Park specified in the Accelerated Purchase notice for such Accelerated Purchase), and ending at the close of regular trading on Nasdaq on such Accelerated Purchase Date, or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed prior to the close of regular trading on Nasdaq on the applicable Accelerated Purchase Date, ending at such earlier time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase Date (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 96% of the lower of:

•	the closing sale price of our common stock on Nasdaq on the applicable Accelerated Purchase date; and
•	the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date.

Additional Accelerated Purchases

We may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of our common stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

•	300% of the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and
•
30% of the aggregate shares of our common stock traded on Nasdaq during the period on the applicable Additional Accelerated Purchase Date beginning at the time mutually agreed by us and Lincoln Park and specified in the Additional Accelerated Purchase notice for such Additional Accelerated Purchase, and ending at the close of regular trading on Nasdaq on such Additional Accelerated Purchase Date, or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed prior to the close of regular trading on Nasdaq on such date, ending at such earlier time that any one of such thresholds is crossed, which period of time on the applicable Additional Accelerated Purchase Date (the “Additional Accelerated Purchase Measurement Period”).

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 96% of the lower of:

•	the closing sale price of our common stock on Nasdaq on the applicable Additional Accelerated Purchase date; and
•	the volume-weighted average price of our common stock on Nasdaq during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase Date.

In the case of Regular Purchases, Accelerated Purchases, and Additional Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring between the business days used to compute the purchase price. Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Suspension Events

Suspension events under the Purchase Agreement include the following:

•
the effectiveness of the registration statement of which this prospectus supplement and accompanying prospectus form a part lapses for any reason (including, without limitation, the issuance of a stop order or similar order by the SEC), or such registration statement (or the prospectus forming a part thereof) is unavailable for the sale by us or the resale by Lincoln Park of our common stock under the Purchase Agreement, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate the registration statement after Lincoln Park has confirmed in writing that all of the shares of our common stock covered thereby have been resold or (ii) we supersede the registration statement with a new registration statement, including, without limitation, when the prior registration statement is effectively replaced with a new registration statement covering the shares of our common stock covered by the Purchase Agreement (provided in the case of this clause (ii) that all of the shares of our common stock covered by the superseded or terminated registration statement that have not theretofore been sold to Lincoln Park are included in the superseding or new registration statement);

•	suspension by Nasdaq of our common stock from trading or the failure of the common stock to be listed on Nasdaq for a period of one business day;
•
the delisting of our common stock from Nasdaq Capital Market, provided, however, that the common stock is not immediately thereafter trading on the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successors thereto);

•
the failure for any reason by our transfer agent to issue (i) the Commitment Shares to Lincoln Park within two business days after the commencement date of the Purchase Agreement, or (ii) Purchase Shares to Lincoln Park within two business days after any Regular Purchase date, Accelerated Purchase Date or Additional Accelerated Purchase Date, as applicable, on which Lincoln Park is entitled to receive such shares;

•
if we breach any representation, warranty, covenant, or other term or condition contained in the Purchase Agreement or Registration Rights Agreement if such breach would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) and, except, in the case of a breach of a covenant that is reasonably curable, only if such breach continues for a period of at least five business days;

•	if any person commences a proceeding against the us pursuant to or within the meaning of any bankruptcy law;
•
if we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of the Company or for all or substantially all of our property, or (iv) makes a general assignment for the benefit of our creditors or are generally unable to pay our debts as the same become due;

•
a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of the Company or for all or substantially all of our property, or (iii) orders the liquidation of us or any of our subsidiaries;

•	if, at any time, we are not eligible to transfer our common stock electronically as DWAC shares; or
•
if, at any time after the commencement date of the Purchase Agreement, the Exchange Cap is reached (to the extent such Exchange Cap is applicable) and the stockholder approval to issue in excess of such amount has not been obtained in accordance with the applicable rules of Nasdaq.

In addition to any other rights and remedies under applicable law and the Purchase Agreement, so long as a suspension event has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become a suspension event has occurred and is continuing, we shall not deliver to Lincoln Park any Regular Purchase notice, Accelerated Purchase notice or Additional Accelerated Purchase notice. Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the suspension events set forth above, however, the

Purchase Agreement will automatically terminate (i) if, pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case or if any person commences a proceeding against us which is not discharged within 90 days, or a custodian is appointed for the Company or for substantially of all of our property, or we make a general assignment for the benefit of our creditors; (ii) we sell and Lincoln Park purchases the full amount of shares available under the Purchase Agreement; or (iii) the full amount of shares available under the Purchase Agreement has not been purchased by the end of the 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give one (1) business day notice to Lincoln Park to terminate the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has represented and warranted that neither it nor any of its agents, representatives or affiliates has engaged in any direct or indirect short-selling or hedging of our common stock, and has agreed that neither it nor any of its agents, representatives or affiliates will engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Limitation on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions until the earlier of (i) the 24-month anniversary of the date of the Purchase Agreement and (ii) the six (6) month anniversary of the effective date of termination should we terminate for any reason, irrespective of any earlier termination of the Purchase Agreement. Such transactions include an equity line of credit, at-the-market offering, or other similar continuous offering in which we may offer or issue or sell our common stock or other securities that entitle the holder thereof to acquire shares of our common stock at a future determined price. However, we are permitted to enter into certain at-the-market offerings exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer, including our existing at-the-market offering.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold over a period of up to 24 months commencing on the date of this prospectus supplement. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park, has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $30,000,000 of our common stock, exclusive of the Initial Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement and the Additional Commitment Shares that may be issued to Lincoln Park in connection with each purchase under the Purchase Agreement. The Purchase Agreement generally prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the shares we desire to sell in excess of the Exchange Cap must be sold for an average price that equals or exceeds the Base Price, as defined in the Purchase Agreement, (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of the Purchase Agreement), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would exceed the Beneficial Ownership Limitation of our then issued and outstanding shares of common stock.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price	Number of Registered Shares to be Issued if Full Purchase Price (1)		Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (2)	Gross Proceeds to Us from the Sale of Shares to Lincoln Park Under the Purchase Agreement
$0.20	22,205,344	(3)	17.2%	$4,441,069
$0.3308 (4)	22,205,344	(3)	17.2%	$7,345,528
$0.50	60,000,000		35.9%	$30,000,000
$1.00	30,000,000		21.9%	$30,000,000
$2.00	15,000,000		12.3%	$30,000,000
$3.00	10,000,000		8.5%	$30,000,000

(1)
Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $30,000,000, if available, while giving effect to the Exchange Cap and without regard for the limitation of beneficial ownership of our outstanding shares of common stock that Lincoln Park may beneficially own under the Purchase Agreement, and excludes the Commitment Shares.

(2)
The denominator is based on 107,058,624 shares outstanding as of June 30, 2023. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column, which excludes the issuance of the Commitment Shares.

(3)
This number of shares reflects the Exchange Cap. We may only issue shares of our common stock in excess of the Exchange Cap if we obtain stockholder approval to do so, or if the average price of all shares of common stock issued to Lincoln Park under the Purchase Agreement equals or exceeds $0.3612 per share.

(4)	Signing Market Price, as defined in the Purchase Agreement

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $30,000,000 in shares of our common stock that may be issued by us directly to Lincoln Park from time to time over the 24-month term of the Purchase Agreement, 1,360,503 shares of our common stock to Lincoln Park as Initial Commitment Shares, and 680,252 shares of common stock that may be issued to Lincoln Park in connection with each purchase of Purchase Shares, pursuant to the Purchase Agreement and subject to the terms and subject to the conditions set forth therein. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public. See "Lincoln Park Transaction."

We may, from time to time, and at our sole discretion, direct Lincoln Park to purchase shares of our common stock in a Regular Purchase in amounts up to 250,000 shares of our commons stock on any single business day, which amounts may be increased to up to 650,000 shares of our common stock depending on the market price of our common stock at the time of sale, subject to, upon the parties mutual agreement, which share amounts and related market prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” and/or “additional accelerated purchases” as set forth in the Purchase Agreement. The purchase price per share is computed in accordance with the terms as set forth in the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See “Lincoln Park Transaction - Purchases of Shares under the Purchase Agreement.”

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on Nasdaq at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement.

We have paid $50,000 to Lincoln Park as Lincoln Park’s full and complete expense reimbursement in connection with entering into the transaction, including any legal fees.

We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to the common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold to Lincoln Park. Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “PHUN.” The transfer agent of our common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of shares of our common stock being offered by this prospectus supplement will be passed upon for us by our counsel, Winstead PC, Austin, Texas. Certain legal matters will be passed upon for Lincoln Park by Reed Smith LLP, New York, New York.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the years ended December 31, 2021 and 2022 incorporated herein by reference in this prospectus supplement from our Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. Their report includes an explanatory paragraph describing conditions that raise substantial doubt about Phunware's ability to continue as a going concern.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement and accompanying prospectus. We hereby incorporate by reference the following documents into this prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on May 12, 2023 and August 14, 2023, respectively;
•	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 6, 2023, March 23, 2023, April 14, 2023, May 11, 2023, June 2, 2023, June 8, 2023, July 20, 2023, August 2, 2023 and August 10, 2023;
•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended, inclusive of any amendments or reports filed for the purpose of updating such description, including Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.
Attention: Investor Relations
1002 West Avenue
Austin, Texas 78701
investorrelations@phunware.com
(512) 394-6837

You should rely only on the information contained in, or incorporated by reference into the accompanying prospectus, this prospectus supplement, any future accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus is part of the registration statement on Form S-3 that we have filed with the SEC, which registers the securities offered by this prospectus supplement and the accompanying prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus supplement and the accompanying prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s filings with the SEC, including this prospectus supplement and the accompanying prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement or the accompany prospectus.

PROSPECTUS

$200,000,000

Common Stock
Preferred Stock
Warrants
Units

We may from time to time offer and sell, in one or more offerings under this prospectus, shares of common stock, par value $0.0001 per share (the “Common Stock”), shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), warrants to purchase such shares of Common Stock (the “Warrants”) or units to purchase a combination thereof (the "Units") of Phunware, Inc. (the “Company”). The aggregate initial offering price of all securities sold under this prospectus will not exceed $200,000,000. This prospectus provides you with a general description of the securities we may offer and certain other information about the Company. We may offer the securities in amounts, at prices and on terms determined at the time of the offering.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” On February 8, 2022, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $3.44 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $200,000,000. This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. We may file with the SEC certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to documents or future prospectus supplements.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or amendment hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to actual documents for complete information. All summaries are qualified in their entirety by the actual documents. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Phunware design logo and the Phunware mark appearing in this prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections below entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Report, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; the effect of COVID-19; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2020 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file from time to time with the SEC. The risk factors described in these documents may not be exhaustive.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

THE COMPANY
Overview
Phunware is a provider of the Multiscreen-as-a-Service (“MaaS”) platform, a fully integrated enterprise cloud platform for mobile that provides companies the services, products, and solutions necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. According to eMarketer, US adults spent on average over four hours daily on mobile devices in 2020. Given this reality, brands must establish a strong identity on mobile, especially on devices and platforms specific to the Apple iOS and Google Android operating systems and ecosystems. Phunware helps brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the consumer journey and improve brand interactions. Our MaaS platform provides the entire mobile lifecycle of applications through one procurement relationship.
Our MaaS platform allows for the licensing and creation of category-defining mobile experiences for brands and their application users worldwide. Since our founding in 2009, we have amassed a database of proprietary Phunware IDs. Phunware IDs are unique identifiers assigned to a mobile device when it becomes first visible across our network of mobile application portfolios. We measure and accumulate Phunware IDs through queries that count unique devices that access our mobile application portfolio across our network of mobile applications that we have developed and/or support. The data collected from our Phunware IDs contributes to our application transaction revenue product line by helping companies and brands boost campaign performance, target high-value users, maximize conversions and optimize spend.
In October 2021, we acquired Lyte Technology, Inc. ("Lyte"), a provider of high-performance computer systems to individual consumers. Total consideration for the acquisition consisted of cash and common stock of the Company valued at up to approximately $10.98 million, a portion of which is contingent upon Lyte meeting certain revenue targets.
Founded in 2009, we are incorporated in the state of Delaware.
Business Model
Our core business model includes a combination of service, subscription and media transaction offerings that enable customers to engage, manage and monetize their mobile application portfolios throughout the mobile application lifecycle, which occurs in four phases:

•Strategize — We help brands define the application experience and determine the operating systems, feature sets and use cases they want their mobile application to support.
•Create — We help brands build, buy or lease their application portfolio.
•Launch — We help brands launch their applications and build their mobile audience.
•Engage, Monetize and Optimize — We help brands activate, monetize and optimize their mobile application portfolios.
Our product and service offerings include cloud-based recurring software license subscriptions, with terms ranging from one to three years, application development and support services, and application transaction-based media. Although a majority of our product and service offerings have been sold utilizing an internal sales team, we have also sold and continue to sell our product and service offerings through various channel partners.
We envision a future in which consumers own, control and are rewarded for the use of their personal data and information. In 2019, we launched a dual token structure in conjunction with the commencement of the offering PhunToken. In 2018, we began offering rights to future issuances of PhunCoin. The dual-token economy both empowers consumers and re-imagines how brands engage with audiences by creating a blockchain-enabled data exchange that recognizes the value of data and consumer engagement. PhunCoin is intended to be the “Value of Data” that empowers consumers to take control of and be compensated for their data. PhunToken is intended to act as the “Value of Engagement” that empowers consumers to monetize their digital activity and the data they share with brands.

We expect that our acquisition of Lyte will enable us to enter the personal computer hardware market. We will continue to pursue a direct to consumer selling strategy. We intend to grow revenue and consumer base by expanding into international markets. We also believe our recent acquisition of Lyte will leverage a new distribution network for our blockchain initiatives.

Our Products and Services
Our mobile software subscriptions and services, application transaction solutions and hardware product offerings include the following:

•Cloud-based mobile software licenses in Software Development Kits (“SDKs”) form utilized inside mobile applications for the following:
•Analytics (SDK that provides data related to application use and engagement),
•Content Management (SDK that allows application admins to create and manage app content in a cloud-based portal),
•Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app),
•Marketing Automation (SDK that enables location-triggered messages and workflow);
•Advertising (SDK that enables in-app audience monetization); and
•Location-Based Services (module that include Mapping, Navigation, Way finding, Workflow, Asset Management and Policy Enforcement);
•Integration of our SDK licenses into existing applications maintained by our customers, as well as custom application development and support services.

•Cloud-based vertical solutions, which are off-the-shelf, iOS- and Android-based mobile application portfolios, solutions and services that address: the patient experience for healthcare, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate, the luxury guest experience for hospitality, the student experience for education and the generic user experience for all other verticals and applications

•Application transactions, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization; and

•Pre-packaged and custom high-end personal computer systems for gaming, streaming and cryptocurrency mining enthusiasts.
For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Incorporation of Certain Information by Reference" and "Where You Can Find More Information.”

Corporate Information

The mailing address and telephone number of the Company are:

Phunware Inc.
7800 Shoal Creek Boulevard
Suite 230-S
Austin, Texas 78757
(512) 693-4199

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, which are incorporated herein by reference. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to Market Volatility

Future sales or issuances, or the perception of future sales or issuances, of our Common Stock may dilute the ownership interest of existing stockholders and depress the trading price of our Common Stock.

We cannot predict the effect, if any, that future sales of our Common Stock or the availability of our Common Stock for future sale will have on the market price of shares of our Common Stock. Future sales or issuances of our Common Stock may dilute the ownership interests of our existing stockholders. In addition, future sales or issuances of substantial amounts of our Common Stock may adversely impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our Common Stock.

The price of our Common Stock may fluctuate significantly.

The market price of our Common Stock may fluctuate significantly in response to many factors, including:

•actual or anticipated variations in our operating results;
•changes in our cash flows from operations or earnings;
•additions or departures of key management personnel;
•actions by significant stockholders;
•speculation in the press or investment community;
•volatility in the cryptocurrency market, including but not limited to fluctuations in the trading price of BitCoin;
•the passage of legislation or other regulatory developments that adversely affect us or our industry;
•the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement or the accompanying prospectus;
•general market and economic conditions, including by not limited to the ongoing 2019 coronavirus (“COVID-19”) pandemic; and
•the effect of a potential "short squeeze" due to a sudden increase in demand for our Common Stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our Common Stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our Common Stock will not fall in the future.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

The following is a summary of the rights of our securities and certain provisions of our certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to documents incorporated by reference to the registration statement of which this prospectus is a part.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Preferred Stock, par value $0.0001 per share. As of January 20, 2022, there were 96,829,889 shares of our Common Stock outstanding held by 179 holders of record and no shares of Preferred Stock outstanding. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associations, corporations or entities in security position listings maintained by depositories.

Description of Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of our Preferred Stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our Common Stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our Common Stock have no cumulative voting rights with respect to the election of directors. Our certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Certain Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock

Our board of directors has the ability to designate and issue Preferred Stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The provisions of Delaware law and the provisions of our certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Securities Exchange

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “PHUN.”

Description of Preferred Stock

Our certificate of incorporation authorizes 100,000,000 shares of Preferred Stock, par value $0.0001 per share. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution providing for such issue duly adopted by our board of directors. Our board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution and to set forth in a certification of designation to be filed pursuant to the DGCL the powers, designations, preferences and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Our board of directors has the right to establish one or more series of our Preferred Stock without stockholder approval. Unless required by law or by any stock exchange on which our Common Stock is listed, the authorized shares of our Preferred Stock will be available for issuance at the discretion of our board of directors without further action by our stockholders.

The issuance of Preferred Stock could adversely affect, among other things, the voting power of holders of our Common Stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of Preferred Stock could also have the effect of delaying, deferring or preventing a change in control of us.

A prospectus supplement relating to any series of Preferred Stock being offered will include specific terms related to the offering. They will include, where applicable:

•the title and stated value of the series of Preferred Stock and the number of shares constituting that series;
•the number of shares of the series of Preferred Stock offered, the liquidation preference per share and the offering price of the shares of Preferred Stock;
•the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of Preferred Stock of the series;
•the date from which dividends on shares of Preferred Stock of the series shall cumulate, if applicable;
•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•the procedures for any auction and remarketing, if any, for shares of Preferred Stock of the series;
•the provision for redemption or repurchase, if applicable, of shares of Preferred Stock of the series;
•any listing of the series of shares of Preferred Stock on any securities exchange;

•the terms and conditions, if applicable, upon which shares of Preferred Stock of the series will be convertible into shares of Preferred Stock of another series or our Common Stock, including the conversion price, or manner of calculating the conversion price;

•whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•voting rights, if any, of the Preferred Stock;
•restrictions on transfer, sale or other assignment, if any;
•whether interests in shares of Preferred Stock of the series will be represented by global securities;
•any other specific terms, preferences, rights, limitations or restrictions of the series of shares of Preferred Stock;
•a discussion of any material United States federal income tax consequences of owning or disposing of the shares of Preferred Stock of the series;
•the relative ranking and preferences of shares of Preferred Stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

•any limitations on issuance of any series of shares of Preferred Stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

If we issue shares of Preferred Stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Description of Warrants

We may issue Warrants for the purchase of our Common Stock or Preferred Stock. As explained below, each Warrant will entitle its holder to purchase our Common Stock or Preferred Stock at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with our Common Stock or Preferred Stock. The Warrants are to be issued under warrant agreements to be entered into between us and the investors or a warrant agent.

The particular terms of each issue of Warrants and the warrant agreement relating to the Warrants will be described in the applicable prospectus supplement, including, as applicable:

•the title of the Warrants;
•the initial offering price;
•the aggregate number of warrants and the aggregate number of shares of Common Stock or Preferred Stock purchasable upon exercise of the warrants;
•if applicable, the designation and terms of the equity securities with which the Warrants are issued, and the number of warrants issued with each equity security;
•the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•if applicable, the minimum or maximum number of the Warrants that may be exercised at any one time;
•anti-dilution provisions of the Warrants, if any;
•redemption or call provisions, if any, applicable to the Warrants;
•any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants; and
•the exercise price.

Holders of Warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the Warrants. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holder of the warrants will not have any rights of holders of Common Stock or Preferred Stock that can be purchased upon exercise.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the Units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any Units that we may offer under this prospectus, we will describe the particular terms of any Units in more detail in the applicable prospectus supplement. The terms of any Units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the Units we are offering, and any supplemental agreements, before the issuance of the related Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to the particular Units. We urge you to read the applicable prospectus supplements related to the particular Units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the Units.

We may issue Units comprised of one or more shares of our Common Stock, shares of our Preferred Stock and Warrants in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of Units, including:

•the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Stock," “Description of Preferred Stock” and “Description of Warrants” will apply to each Unit and to any Common Stock, Preferred Stock, or Warrant included in each Unit, respectively.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for working capital and other general corporate purposes of Phunware and our subsidiaries.

More specific allocations may be included in a prospectus supplement relating to a specific offering of securities. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•to or through underwriters, brokers or dealers;
•directly to one or more other purchasers;

•through a block trade in which the broker or dealer engaged to handle the block trade will attempt     to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•through agents on a best-efforts basis;

•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•enter into transactions involving short sales of the shares of Common Stock by underwriters, brokers or dealers;
•sell shares of Common Stock short and deliver the shares to close out short positions;

•enter into option or other types of transactions that require the delivery of shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or

•loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•any commissions allowed or paid to agents;
•any other offering expenses;
•any securities exchanges on which the securities may be listed;
•the method of distribution of the securities;
•the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•any other information we think is important.

The securities may be sold from time to time by us in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at varying prices determined at the time of sale; or
•at negotiated prices.

Such sales may be effected:

•in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in transactions in the over-the-counter market;

•in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•through the writing of options; or
•through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the securities for their own accounts by selling more securities than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing securities in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our securities. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of securities offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of securities may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered hereby will be passed upon for us by our counsel, Winstead PC, Austin, Texas. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the years ended December 31, 2019 and 2020 incorporated herein by reference in this prospectus from our Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. As set forth in their report thereon an explanatory paragraph describing a change in accounting principle related to the adoption of Accounting Standards Codification No. 606 on January 1, 2019.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021, as amended by Form 10-K/A filed with the SEC on April 30, 2021;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 14, 2021, August 13, 2021 and November 12, 2021, respectively;
●	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 20, 2021, February 16, 2021, February 18, 2021, March 19, 2021, March 25, 2021, March 26, 2021, March 30, 2021, April 7, 2021, May 13, 2021, June 3, 2021, August 12, 2021, August 18, 2021, September 7, 2021, September 13, 2021, October 12, 2021, October 15, 2021, October 19. 2021, October 28, 2021, November 15, 2021, November 18, 2021 and December 7, 2021;
●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 15, 2021; and
●	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended, inclusive of any amendments or reports filed for the purpose of updating such description, including Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.
Attention: Investor Relations
7800 Shoal Creek Blvd., Suite 230-S
Austin, Texas 78757
investorrelations@phunware.com
(512) 394-6837

Due to the ongoing COVID-19 pandemic, our Austin, Texas headquarters are currently not staffed to regularly receive correspondence via U.S. Mail. For faster response, requests for documents incorporated by reference can be made via email to investorrelations@phunware.com.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

The Registration Statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can read the Company’s filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

PROSPECTUS SUPPLEMENT

Up to $30,000,000 and 2,040,755 Shares of Common Stock

August 22, 2023